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                                                                     EXHIBIT 4.3


                         CALLISTO PHARMACEUTICALS, INC.


                  NON-PLAN NON-QUALIFIED STOCK OPTION AGREEMENT


Option No. ________                          Date of Grant: As of _______
                                             Shares: ________

To:  ____________

         We are pleased to notify you that CALLISTO PHARMACEUTICALS, INC. (the "Company") has granted to you a Non-Plan Non-Qualified stock option, to purchase all or any part of an aggregate of _______ shares of the Common Stock of the Company (the "Optioned Shares") at a price of $___ per share, subject to the terms and conditions of this Agreement set forth hereinafter.

         1. Vesting, Term and Exercise of Option. All of the Optioned Shares shall be vested immediately (the "Vesting Date"). Subject to the provisions of this Agreement, this option may be exercised for up to the number of vested Optioned Shares by you or the representative of your estate from the Vesting Date through _______ ("Last Exercise Date"). Any portion of the Optioned Shares that you do not exercise shall accumulate and can be exercised by you any time prior to the Last Exercise Date. You may not exercise your option to purchase a fractional share or fewer than 100 shares, and you may only exercise your option by purchasing shares in increments of 100 shares unless the remaining shares purchasable are less than 100 shares.

         This option may be exercised by delivering to the Secretary of the Company (i) a written Notice of Intention to Exercise in the form attached hereto as Exhibit A signed by you and specifying the number of Optioned Shares you desire to purchase, (ii) payment in full of the exercise price for all such Optioned Shares in cash, certified check or surrender of shares of Common Stock of the Company having a value equal to the exercise price of the Optioned Shares as to which you are exercising this option, provided that such surrendered shares, if previously acquired by exercise of a Company stock option, have been held by you at least six months prior to their surrender. As a holder of an option, you shall have the rights of a shareholder with respect to the Optioned Shares only after they shall have been issued to you upon the exercise of this option. Subject to the terms and provisions of this Agreement and the Plan, the Company shall use its best efforts to cause the Optioned Shares to be issued as promptly as practicable after receipt of your Notice of Intention to Exercise.

         2. Non-transferability of Option. This option shall not be transferable and may be exercised during your lifetime only by you. Any purported transfer or assignment of this option shall be void and of no effect, and shall give the Company the right to terminate this option as of the date of such purported transfer or assignment. No transfer of an option by you by will or by the laws of descent and distribution shall be effective unless the Company have been furnished with written notice thereof, and such other evidence as the Board of Directors may deem necessary to establish the validity of the transfer and conditions of the option, and to establish compliance with any laws or regulations pertaining thereto.
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         3. Certain Rights and Restrictions With Respect to Common Stock. The
Optioned Shares which you may acquire upon the exercise of this option will not be registered under the Securities Act of 1933, as amended, or under state securities laws and the resale by you of such Optioned Shares will, therefore, be restricted. You will be unable to transfer such Optioned Shares without either registration under such Act and compliance with applicable state securities laws or the availability of an exemption therefrom. Accordingly, you represent and warrant to the Company that all shares of Common Stock you may acquire upon the exercise of this option will be acquired by you or your estate in the event of your death for your own account for investment and that you will not sell or otherwise dispose of any such shares except in compliance with all applicable federal and state securities laws. The Company may place a legend to such effect upon each certificate representing Optioned Shares acquired by you upon the exercise of this option.

         4. Disputes. Any dispute which may arise under or as a result of or pursuant to this Agreement shall be finally and conclusively determined in good faith by the Board of Directors of the Company in its sole discretion, and such determination shall be binding upon all parties.

         5. Governing Law. This Agreement shall be interpreted, construed and administered in accordance with the laws of the State of New York as they apply to contracts made, delivered and performed in the State of New York.

                                       CALLISTO PHARMACEUTICALS, INC.




                                       By:
                                          -------------------------------


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                                    EXHIBIT A


                  NOTICE OF INTENTION TO EXERCISE STOCK OPTIONS



         The undersigned grantee of a Callisto Pharmaceuticals, Inc. Stock Option Agreement dated as of ______ to purchase ____ shares of Callisto Pharmaceuticals, Inc. common stock hereby gives notice of his or her intention to exercise the Stock Option (or a portion thereof) and elects to purchase __________ shares of Callisto Pharmaceuticals, Inc. common stock.

         Shares should be issued in the name of the undersigned and should be sent to the undersigned at:

         ----------------------------------------------------------------

         ----------------------------------------------------------------

              (Address where you want stock certificates mailed to)


Date:______________________________

Social Security Number _______________



-----------------------------------

Signature



INSTRUCTIONS: The exercise of these Stock Options is effective on the date the Company has received all of (1) this Notice of Intention to Exercise Stock Options, and (2) payment in full in cash of the exercise price for all shares being purchased pursuant to this Notice.



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